                                                     FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC2 TRUST
                           (Filed pursuant to Rule 433; SEC File No. 333-125845)
--------------------------------------------------------------------------------

                           RAMP SERIES 2006-NC2 TRUST

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                SERIES 2006-NC2

                           $737,580,000 (APPROXIMATE)

                               Subject to Revision

                   February 23, 2006 - Free Writing Prospectus

THE DEPOSITER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE DEPOSITER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE
BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE
DEPOSITER OR ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL
ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING
1-212-834-4154 (COLLECT CALL) OR BY EMAILING RANDALL OUTLAW AT
RANDALL.OUTLAW@JPMORGAN.COM.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter's obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the certificates, supersedes any information contained in any prior similar materials relating to the certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

Copyright 2006 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan
Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.
Clients should contact analysts and execute transactions through a JPMorgan
Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

                                                     FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC2 TRUST
                           (Filed pursuant to Rule 433; SEC File No. 333-125845)
--------------------------------------------------------------------------------

FREE WRITING PROSPECTUS

PART I OF II

$737,580,000 (APPROXIMATE)

RAMP SERIES 2006-NC2 TRUST
Issuing Entity

NEW CENTURY MORTGAGE CORPORATION AND HOME 123 CORPORATION
Originators

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-NC2

February 23, 2006

EXPECTED TIMING:  Pricing Date:        On or about  [February 27], 2006
                  Settlement Date:     On or about  March 2, 2006
                  First Payment Date:  March 27, 2006

STRUCTURE:        Fixed and ARMs:      $745,180,000 senior/subordinate structure
                  Rating Agencies:     S&P and Moody's

                                                     FREE WRITING PROSPECTUS FOR
                                                      RAMP SERIES 2006-NC2 TRUST
--------------------------------------------------------------------------------

                              RAMP SERIES 2006-NC2
                           $737,580,000 (APPROXIMATE)
                       CHARACTERISTICS OF THE CERTIFICATES

-------------------------------------------------------------------------------------------------------------------------------
                                                                                 EXPECTED           FINAL
                                                              EXPECTED WAL   PRINCIPAL WINDOW     SCHEDULED
                     APPROXIMATE                   PRINCIPAL    (YRS)(2)        (MONTHS)(2)      DISTRIBUTION  EXPECTED RATING
CLASS                  SIZE(1)      INTEREST TYPE    TYPE       CALL/MAT         CALL/MAT          DATE(6)      (MOODY'S/S&P)
-------------------------------------------------------------------------------------------------------------------------------

  A-1(3)             $289,088,000        FLT          SEQ       1.00/1.00       1 - 21/1 - 21   September-2028     Aaa/AAA
  A-2(3)(4)           279,261,000        FLT          SEQ       3.00/3.00     21 - 76/21 - 78    December-2035     Aaa/AAA
  A-3(3)(4)            43,831,000        FLT          SEQ       6.31/9.06     76 - 76/78 - 179   February-2036     Aaa/AAA
  M-1(3)(4)(5)         26,220,000        FLT         MEZZ       4.60/5.09     43 - 76/43 - 145   February-2036     Aa1/AA+
  M-2(3)(4)(5)         23,180,000        FLT         MEZZ       4.52/4.98     41 - 76/41 - 139   February-2036      Aa2/AA
  M-3(3)(4)(5)         14,820,000        FLT         MEZZ       4.47/4.91     40 - 76/40 - 131   February-2036      Aa3/AA
  M-4(3)(4)(5)         12,540,000        FLT         MEZZ       4.44/4.86     40 - 76/40 - 126   February-2036      A1/AA-
  M-5(3)(4)(5)         12,920,000        FLT         MEZZ       4.42/4.81     39 - 76/39 - 120   February-2036      A2/A+
  M-6(3)(4)(5)         11,020,000        FLT         MEZZ       4.40/4.76     38 - 76/38 - 113   February-2036       A3/A
  M-7(3)(4)(5)          9,500,000        FLT         MEZZ       4.38/4.69     38 - 76/38 - 106   February-2036     Baa1/A-
  M-8(3)(4)(5)          7,600,000        FLT         MEZZ       4.38/4.62     38 - 76/38 - 99    February-2036     Baa2/BBB
  M-9(3)(4)(5)          7,600,000        FLT         MEZZ       4.37/4.52     37 - 76/37 - 91    February-2036    Baa3/BBB-
--------------------------------------------------------------------------------------------------------------------------------
  B-1(3)(4)(5)(7)       7,600,000        FLT          SUB            Not Marketed Hereby         February-2036     Ba1/BB+
--------------------------------------------------------------------------------------------------------------------------------
    TOTAL            $745,180,000
--------------------------------------------------------------------------------------------------------------------------------

      NOTES:

      (1) Class sizes subject to a 10% variance.

      (2) Pricing Speed Assumptions: Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter). ARMs: 100% PPC (2% CPR in month one, increasing by approximately 2.545% each month to 30% CPR in month twelve, remaining at 30% CPR until month 22, increasing from month 23 to month 27 to 50%
          CPR, and remaining at 35% CPR from month 28 and thereafter).

      (3) The pass-through rate on the Class A, Class M and Class B-1
          Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate, and (iii) 14.000% per annum.

      (4) If the 10% optional call is not exercised, the margin on the Class
          A-2, Class A-3 Certificates will double and the margin on the Class M and Class B-1 Certificates will increase by a 1.5x multiple in each case, beginning on the second Distribution Date after the first possible optional call date.

      (5) The Class M and Class B-1 Certificates are not expected to receive principal payments prior to the Stepdown Date.

      (6) For the Class A-1 and Class A-2 Certificates, the Final Scheduled
          Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any
          Distribution Date. For the Class A-3, Class M and Class B-1
          Certificates, the Final Scheduled Distribution Date is the
          Distribution Date in the month following the maturity of the latest maturing Mortgage Loan.

      (7) The Class B-1 Certificates will be privately placed and will not be offered pursuant to the prospectus. Information presented herein for the Class B-1 Certificates is solely to assist purchasers of the
          Offered Certificates.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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ISSUING ENTITY:              RAMP Series 2006-NC2 Trust.

CERTIFICATES:                The Class  A-1,  Class A-2 and Class  A-3 Certificates (collectively, the
                             "Class A Certificates") are backed by first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

                             The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                             M-7, Class M-8, and Class M-9 Certificates (the "Class M Certificates" and
                             together with the Class A Certificates, the "Offered Certificates"). The
                             Offered Certificates will be offered pursuant to the Prospectus Supplement described below.

                             The Class B-1 Certificates will be privately placed and will not be offered pursuant to the prospectus.

JOINT LEAD UNDERWRITERS:     J.P. Morgan Securities Inc. and Residential Funding Securities Corporation.

YIELD MAINTENANCE
AGREEMENT PROVIDER:          Deutsche Bank AG, New York Branch.

DEPOSITOR:                   Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential
                             Funding Corporation.

TRUSTEE:                     U.S. Bank National Association.

MASTER SERVICER AND SPONSOR: Residential Funding Corporation (the  "Sponsor", "Master Servicer" or
                             "Residential Funding"), an indirect wholly-owned subsidiary of GMAC Mortgage
                             Group, Inc.

SUBSERVICER:                 Primary servicing for all of the Mortgage Loans will be provided by HomeComings
                             Financial Network, Inc. ("HomeComings"). HomeComings is a wholly-owned subsidiary of Residential Funding.

ORIGINATORS:                 New Century Mortgage Corporation, a California corporation, and Home123
                             Corporation, a California corporation.

CUT-OFF DATE:                February 1, 2006 after  deducting  payments due during the month of February
                             2006.

CLOSING DATE:                On or about March 2, 2006.

DISTRIBUTION DATES:          25th of each month (or the next business day if the 25th is not a business day) commencing on March 27, 2006.

FORM OF CERTIFICATES:        Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:       For the Class A, Class  M-1, Class M-2 and Class M-3 Certificates: $100,000
                             and integral multiples of $1 in excess thereof; for the Class M-4 through
                             Class M-9 Certificates, and the Class B-1 Certificates: $250,000 and
                             integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:        The  Offered  Certificates are  expected  to be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to
                             ERISA or section 4975 of the Internal Revenue Code (collectively, "Plans"), subject to important restrictions described in the prospectus and

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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                             prospectus  supplement. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a Plan's acquisition and ownership of such Offered Certificates.

LEGAL INVESTMENTS:           The Certificates  will not constitute  "mortgage  related  securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984
                             ("SMMEA").

TAX STATUS:                  One or more REMIC elections.

MORTGAGE LOANS:              The  Mortgage  Loans will  consist of first and second  lien,  fixed-rate  and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans"). The
                             Mortgage Loans described herein has an approximate aggregate principal balance of $766,388,468 as of the Cut-off Date. On the closing date, the
                             Mortgage Loans will have an approximate aggregate principal balance of
                             $760,000,000.

                             As of the Cut-off Date,  approximately  19.52% of the Mortgage Loans described herein provide for an initial interest-only period of up to five years.

SILENT SECONDS:              The mortgaged properties relating to approximately 30.15% of the first-lien
                             Mortgage Loans are subject to a second-lien mortgage loan, ("Silent
                             Seconds"). The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds, is 86.53%.

RASC KS AND RAMP RS
PROGRAM ELIGIBLE:
                             As of the Cut-off Date approximately 75.09% of the Mortgage Loans are eligible under the RASC KS program. RFC has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC based on criteria set forth in RFC's Client Guide, referred to as the Guide. For those mortgage loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

                             As of the Cut-off Date approximately 24.91% of the Mortgage Loans are eligible under the RAMP RS program. RFC has established the "Negotiated
                             Conduit Asset Program" or NCA program. Through the NCA program, RFC seeks to acquire recently originated mortgage loan products that do not meet traditional "A" quality credit requirements, which are then securitized under the RAMP shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within RFC's "AlterNet" program guidelines allow.
THE ORIGINATORS:
                             Each Originator is an operating subsidiary of New Century Financial Corporation, a publicly traded company. Founded in 1995 and headquartered in Irvine,
                             California, New Century Financial Corporation is a real estate investment trust, providing first and second mortgage products to borrowers nationwide. New Century
                             Financial Corporation offers a broad range of mortgage products.

                             Performance  information  for certain  Originator  transactions  are currently available at www.gmacrfcstaticpool.com.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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PRICING SPEED ASSUMPTIONS:
                             o   Fixed - 23% HEP  (2.3%  CPR in month 1,  building  to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

                             o   ARMs - 100% PPC (2% CPR in month one, increasing by approximately 2.545%
                                 each month to 30% CPR in month  twelve, remaining  at 30% CPR until month
                                 22, increasing  from month 23 to month 27 to 50% CPR, and remaining at
                                 35% CPR from month 28 and thereafter).

OPTIONAL CALL:               If the aggregate  principal balance of the Mortgage Loans falls below 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date
                             (the "Optional Call Date"), the master servicer or its designee may terminate  the trust. The exercise  of the  optional call may be subject to limitations as described in the prospectus supplement.

BASIS RISK SHORTFALL:        With respect to any class of the Class A, Class M and Class B-1 Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A, Class M or Class B-1
                             Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.000% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.
BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:       With respect to each class of the Class A, Class M and Class B-1
                             Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

RELIEF ACT SHORTFALLS:       With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Service Members Civil Relief Act, as amended, or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief
                             Act Shortfalls allocated  to the  Certificates for the  current period not covered by Excess Cash Flow in the current period will remain unpaid.

CREDIT ENHANCEMENT:          A.  SUBORDINATION.

                             Credit enhancement for the Class A Certificates will include the subordination of the Class M and Class B-1 Certificates. Credit enhancement for the Class M
                             Certificates will include the subordination of each class of the Class M
                             Certificates with a lower payment priority and the Class B-1 Certificates.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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                             INITIAL SUBORDINATION (INCLUDING THE OC AMOUNT):
                             ---------------------------------------------------------------------
                                                                                     SPECIFIED
                                                 EXPECTED RATING      INITIAL        STEP-DOWN
                             CLASS                (MOODY'S/S&P)    CREDIT SUPPORT     SUPPORT
                             ---------------------------------------------------------------------
                             Class A                 Aaa/AAA           19.45%         38.90%
                             ---------------------------------------------------------------------
                             Class M-1               Aa1/AA+           16.00%         32.00%
                             ---------------------------------------------------------------------
                             Class M-2               Aa2/AA            12.95%         25.90%
                             ---------------------------------------------------------------------
                             Class M-3               Aa3/AA            11.00%         22.00%
                             ---------------------------------------------------------------------
                             Class M-4               A1/AA-            9.35%          18.70%
                             ---------------------------------------------------------------------
                             Class M-5                A2/A+            7.65%          15.30%
                             ---------------------------------------------------------------------
                             Class M-6                A3/A             6.20%          12.40%
                             ---------------------------------------------------------------------
                             Class M-7               Baa1/A-           4.95%           9.90%
                             ---------------------------------------------------------------------
                             Class M-8              Baa2/BBB           3.95%           7.90%
                             ---------------------------------------------------------------------
                             Class M-9              Baa3/BBB-          2.95%           5.90%
                             ---------------------------------------------------------------------
                             Class B-1               Ba1/BB+           1.95%           3.90%
                             ---------------------------------------------------------------------

                             For any class of Certificates, the initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage
                             Loans as of the Cut-off Date. The initial Credit Support includes the initial Overcollateralization Amount.

                             B.   OVERCOLLATERALIZATION ("OC")

                             ---------------------------------------------------------------------

                             ---------------------------------------------------------------------
                             INITIAL (% ORIG.)                                          1.95%
                             OC TARGET (% ORIG.)                                        1.95%
                             OC FLOOR (% ORIG.)                                         0.50%
                             OC STEPDOWN TARGET (% CURRENT)                             3.90%
                             OC HOLIDAY                                                  None
                             ---------------------------------------------------------------------

                             C.  EXCESS SPREAD

                                 Initially equal to approximately 260 basis points per annum, for a 31 day accrual period.

                                 *- Excess Spread is calculated on a 30/360 basis and at the Pricing Speed
                                    Assumptions.

                             D.  YIELD MAINTENANCE AGREEMENT

                                 Any amounts received under the Yield Maintenance Agreement on each
                                 Distribution Date will be included in the Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess
                                 Cash Flow Distributions."

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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EXCESS CASH FLOW
DISTRIBUTIONS:               On each Distribution Date, the Excess Cash Flow will be allocated among the
                             Certificates as set forth in the Prospectus Supplement in the following order of priority:

                             (1)    as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B-1 Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A, Class M and Class B-1 Certificates and remaining unreimbursed, but only to the extent of Subsequent
                                    Recoveries;

                             (2)    as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B-1 Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

                             (3)    to pay the holders of the Class A, Class M and Class B-1 Certificates as part of the Principal Distribution Amount, any
                                    Overcollateralization Increase Amount;

                             (4)    to pay the holders of Class A, Class M and Class B-1 Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on prepayment interest shortfalls allocated thereto,  to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

                             (5)    to pay to the holders of the Class A, Class M and Class B-1
                                    Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

                             (6)    to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Basis Risk Carry-Forward Amounts previously allocated thereto that remain unreimbursed, and then to the Class M Certificates, in the order of payment priority, and then to the Class B-1 Certificates, the amount of any Basis Risk Shortfall
                                    Carry-Forward Amounts,  remaining unpaid as of that Distribution Date;

                             (7)    to pay to the holders of the Class A, Class M and Class B-1
                                    Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

                             (8)    to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Class M
                                    Certificates, in the order of payment priority, and then to the Class
                                    B-1 Certificates the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

                             (9)    to pay to the holders of the Class SB Certificates and the Class R
                                    Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

                             On each Distribution Date, the amounts payable pursuant to clauses (1), (2)
                             and (3) above will be included in the Principal Distribution Amount and will be paid as described in "Principal

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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                             Distributions" below. Any amounts payable to clause (8) shall not accrue interest or reduce the certificate principal balance of the Class A, Class M or Class B-1 Certificates.

                             On any  Distribution Date, the amounts described in clause (2) and (3) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the Trustee under the Yield  Maintenance Agreement, and second from amounts received  by the trust under the Yield  Maintenance
                             Agreement.

INTEREST ACCRUAL PERIOD:     The Interest Accrual Period for each  Distribution  Date with respect to the offered certificates will be the period  from and  including the preceding
                             Distribution Date (for the first accrual period, the Closing Date) up to but excluding the current Distribution Date on an actual/360 basis.

PASS-THROUGH RATES:          On each  Distribution  Date, the Pass-Through Rate on each class of the Class
                             A, Class M and Class B-1 Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution
                             Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, (1) with respect to the Class A-2 and Class A-3 Certificates, One-Month LIBOR plus 2 times the related margin for such class, and (2) with respect to the Class M and Class B-1 Certificates,
                             One-Month LIBOR plus 1.5 times the related margin of such class, (y) the Net WAC
                             Cap Rate, and (z) 14.000% per annum.

NET WAC CAP RATE:            For each  Distribution  Date,  a per annum rate  (which  will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the Mortgage
                             Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual
                             Period.

NET MORTGAGE RATE:           With  respect  to any  Mortgage  Loan,  the  mortgage  rate  minus the  master servicing fee and the sub-servicing fee.

ELIGIBLE MASTER SERVICING
COMPENSATION:                For any  Distribution  Date, an amount equal to the lesser of (a)  one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans.

ADVANCES:                    The Master Servicer will advance delinquent principal and interest to the extent that such advances are recoverable from future collections on the Mortgage Loans.

OVERCOLLATERALIZATION
AMOUNT:                      With  respect  to any  Distribution  Date,  the  excess,  if  any,  of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A, Class M and Class B-1
                             Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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REQUIRED
OVERCOLLATERALIZATION
AMOUNT:                      With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date,  an amount equal to 1.95% of the aggregate stated principal balance of the Mortgage
                             Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger
                             Event is not in effect, the greater of (x) 3.90% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the
                             Overcollateralization Floor or (iii) on or after the related Stepdown Date if a
                             Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount
                             may be reduced from time to time with notification to the rating agencies.

OVERCOLLATERALIZATION FLOOR: 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the
                             Cut-Off Date.

STEPDOWN DATE:               The earlier to occur of (i) the Distribution  Date immediately  succeeding the
                             Distribution Date on which the aggregate certificate principal balance of the Class
                             A Certificates has been reduced to zero or (ii) the later to occur of (x) the
                             Distribution Date in March 2009 and (y) the first Distribution Date on which the
                             Senior Enhancement Percentage is greater than or equal to 38.90%.

OVERCOLLATERALIZATION
INCREASE AMOUNT:             With respect to any  Distribution Date,an amount equal to the lesser of (i)
                             the Excess Cash Flow available for payment of the Overcollateralization Increase
                             Amount on that Distribution Date, as provided in clause (3) under "Excess Cash Flow
                             Distributions" and (ii) the excess, if any, of (x) the Required
                             Overcollateralization Amount for that Distribution Date over (y) the
                             Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:            With respect to any Distribution Date for which the Excess Overcollateralization
                             Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and
                            (ii) Principal Remittance Amount for that Distribution Date.

EXCESS
OVERCOLLATERALIZATION
AMOUNT:                      With respect to any Distribution Date, the excess, if any, of the Overcollateralization
                             Amount over the Required Overcollateralization Amount.

EXCESS CASH FLOW:            For any  Distribution  Date, the sum of (a) the excess of (1) the  available distribution amount for that distribution date over (2) the sum of (x) the interest distribution amount for the Certificates for that Distribution Date and (y) the lesser of (i) the aggregate certificate principal balance of the Class A, Class M and Class B-1 Certificates immediately prior to such Distribution Date and (ii) the
                             Principal Remittance Amount for that Distribution Date to the extent not needed to pay interest on the Class A, Class M and Class B-1 Certificates on such
                             Distribution Date, (b) the Overcollateralization Reduction Amount, if any, for that
                             Distribution Date, and (c) any amounts received by the trust under the Yield
                             Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A, Class M and Class B-1 Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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TRIGGER EVENT:
                             A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that
                             Distribution Date and the immediately preceding two Distribution Dates, equals or exceeds 41.00% of the Senior Enhancement Percentage or (ii) cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

                             -----------------------------------------------------------------------------------------------------
                                                                         LOSS TRIGGER
                             -----------------------------------------------------------------------------------------------------
                             Months 25-36:  1.40% in the first month plus an additional 1/12th of 1.80% for every month thereafter

                             Months 37-48:  3.20% in the first month plus an additional 1/12th of 1.80% for every month thereafter

                             Months 49-60:  5.00% in the first month plus an additional 1/12th of 1.40% for every month thereafter

                             Months 61-72:  6.40% in the first month plus an additional 1/12th of 0.90% for every month thereafter
                             Months 73 and
                             thereafter:    7.30%
                             -----------------------------------------------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                  With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the
                             Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in bankruptcy that are 60 or more days  delinquent,  foreclosure or REO, over (y)
                             the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution Date.

SENIOR
ENHANCEMENT PERCENTAGE:      For any  Distribution  Date, the  percentage  obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M and Class B-1
                             Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the aggregate Principal Distribution Amount on such Distribution
                             Date, by (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:         On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus for inclusion in the Excess Cash Flow for purposes of clause (b)(v) and (vi) in this definition, the amounts received by the Trustee under the Yield Maintenance Agreement for that Distribution Date to the extent set forth in clauses (2) and (3) under the "Excess Cash Flow Distributions" above, over
                             (ii) the interest distribution amount and (b) the aggregate amount described below:

                             (i)    the principal portion of all scheduled monthly payments on the
                             Mortgage Loans received or advanced with respect to the related due period;

                             (ii)   the principal portion of all proceeds of the repurchase of Mortgage
                             Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

                             (iii)  the principal portion of all other unscheduled collections other than
                             Subsequent Recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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                             principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

                             (iv)   the lesser of (a) Subsequent Recoveries for that Distribution Date and (b) the principal portion of any realized losses allocated to any class of Offered Certificates on a prior Distribution Date and remaining unpaid;

                             (v)    the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used in clause (b) (iv) above on such Distribution Date, and
                             (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that
                             Distribution Date to the extent covered by the Excess Cash Flow for that
                             Distribution Date as described under "--Excess Cash Flow Distributions"
                             above; and

                             (vi)   the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clause (b) (iv) and (v) above on such
                             Distribution Date, and (b) the amount of any Overcollateralization Increase
                             Amount for that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow
                             Distributions" above; minus

                             (vii)  any Overcollateralization Reduction Amount for that Distribution
                             Date; and

                             (viii) any capitalization reimbursement amount.

                             In no event will the Principal Distribution Amount on any Distribution Date
                             be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates, Class M Certificates and
                             Class B-1 Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                      For any Distribution Date, the sum of the following amounts:  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

INTEREST
DISTRIBUTIONS:               Accrued interest, at the related pass through rate, up to the available distribution amount remaining after payment of certain fees and expenses,
                             (less any Prepayment Interest Shortfalls not covered by Eligible Master
                             Servicing Compensation or any Relief Act Shortfalls) will be distributed to the holders of Certificates in the following order of priority:

                             (i)    To each class of the Class A Certificates, on a pro-rata basis, based on the accrued certificate interest accrued thereon
                             (ii)   To the Class M-1 Certificates;
                             (iii)  To the Class M-2 Certificates;
                             (iv)   To the Class M-3 Certificates;

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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                             (v)    To the Class M-4 Certificates;
                             (vi)   To the Class M-5 Certificates;
                             (vii)  To the Class M-6 Certificates;
                             (viii) To the Class M-7 Certificates;
                             (ix)   To the Class M-8 Certificates;
                             (x)    To the Class M-9 Certificates; and
                             (xi)   To the Class B-1 Certificates.

PRINCIPAL DISTRIBUTIONS:

                             The Principal Distribution Amount will be distributed as follows:

                             (i)    To the Class A Certificates, the Class A Principal Distribution Amount,
                                    sequentially to the Class A-1, Class A-2 and Class A-3
                                    Certificates in that order, until the certificate principal balances thereof are reduced to zero;

                             (ii)   To the Class M-1 Certificates, the Class M-1 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-1
                                    Certificates is reduced to zero;

                             (iii)  To the Class M-2 Certificates, the Class M-2 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-2
                                    Certificates is reduced to zero;

                             (iv)   To the Class M-3 Certificates, the Class M-3 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-3
                                    Certificates is reduced to zero;

                             (v)    To the Class M-4 Certificates, the Class M-4 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-4
                                    Certificates is reduced to zero;

                             (vi)   To the Class M-5 Certificates, the Class M-5 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-5
                                    Certificates is reduced to zero;

                             (vii)  To the Class M-6 Certificates, the Class M-6 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-6
                                    Certificates is reduced to zero;

                             (viii) To the Class M-7 Certificates, the Class M-7 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-7
                                    Certificates is reduced to zero;

                             (ix)   To the Class M-8 Certificates, the Class M-8 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-8
                                    Certificates is reduced to zero; and

                             (x)    To the Class M-9 Certificates, the Class M-9 Principal Distribution
                                    Amount, until the certificate principal balance of the Class M-9
                                    Certificates is reduced to zero; and

                             (xi)   To the Class B-1 Certificates, the Class B-1 Principal Distribution
                                    Amount, until the certificate principal balance of the Class B-1
                                    Certificates is reduced to zero.

CLASS A PRINCIPAL

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the Principal Distribution Amount for that Distribution
                             Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                             o      the Principal Distribution Amount for that Distribution Date; and

                             o      the excess, if any, of (A) the aggregate certificate principal balance of the Class A Certificates immediately prior to that
                                    Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage  and (2) the aggregate stated
                                    principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the
                                    Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A Principal Distribution
                             Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A Principal Distribution Amount;
                                    and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution
                                    Date over (B) the lesser of (x) the product of (1) the applicable
                                    Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A and Class M-1 Principal
                             Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger
                             Event is not in effect for that Distribution Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A and Class M-1 Principal
                                    Distribution Amounts; and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1
                                    Principal Distribution Amounts for that Distribution Date) and (2)
                                    the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of
                                    (x) the product of (1) the applicable Subordination Percentage and
                                    (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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                                    Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization
                                    Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A, Class M-1 and Class M-2
                             Principal Distribution Amounts or (ii) on or after the Stepdown Date if a
                             Trigger Event is not in effect for that Distribution Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A, Class M-1 and Class M-2
                                    Principal Distribution Amounts; and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2
                                    Certificates (after taking into account the payment of the Class A,
                                    Class M-1 and Class M-2 Principal Distribution Amounts for that
                                    Distribution Date) and (2) the certificate principal balance of the
                                    Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable
                                    Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of  the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the
                             Stepdown Date if a Trigger Event is not in effect for that Distribution
                             Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A, Class M-1, Class M-2 and
                                    Class M-3 Principal Distribution Amounts; and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3
                                    Certificates (after taking into account the payment of the Class A,
                                    Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for
                                    that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution
                                    Date over (B) the lesser of (x) the product of (1) the applicable
                                    Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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                             Distribution Amount for that Distribution Date after distribution of the
                             Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal
                             Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger
                             Event is not in effect for that Distribution Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A, Class M-1, Class M-2, Class
                                    M-3 and Class M-4 Principal Distribution Amounts; and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and
                                    Class M-4 Certificates (after taking into account the payment of the
                                    Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal
                                    Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of
                                    (x) the product of (1) the applicable Subordination Percentage and
                                    (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution
                                    Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization
                                    Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A, Class M-1, Class M-2,
                             Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts or (ii) on
                             or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A, Class M-1, Class M-2, Class
                                    M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                    Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4
                                    and Class M-5 Principal Distribution Amount for that Distribution
                                    Date) and (2) the certificate principal balance of the Class M-6
                                    Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                                    Percentage and (2) the aggregate stated principal balance of the
                                    Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of  the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the
                                    Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A, Class M-1, Class M-2,
                             Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts
                             or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

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                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A, Class M-1, Class M-2, Class
                                    M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution
                                    Amounts; and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for
                                    that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution
                                    Date over (B) the lesser of (x) the product of (1) the applicable
                                    Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A, Class M-1, Class M-2,
                             Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal
                             Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger
                             Event is not in effect for that Distribution Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A, Class M-1, Class M-2, Class
                                    M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal
                                    Distribution Amounts; and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                    Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal
                                    Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of
                                    (x) the product of (1) the applicable Subordination Percentage and
                                    (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution
                                    Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization
                                    Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A, Class M-1, Class M-2,
                             Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
                             Principal Distribution Amounts or (ii) on or after the Stepdown Date if a
                             Trigger Event is not in effect for that Distribution Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A, Class M-1, Class M-2, Class
                                    M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8
                                    Principal Distribution Amounts; and

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
                                    (after taking into account the payment of the Class A, Class M-1,
                                    Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and
                                    Class M-8 Principal Distribution Amounts for that Distribution Date)
                                    and (2) the certificate principal balance of the Class M-9
                                    Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                                    Percentage and (2) the aggregate stated principal balance of the
                                    Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the
                                    Overcollateralization Floor.

CLASS B-1 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that
                             Distribution Date, the remaining Principal Distribution Amount for that
                             Distribution Date after distribution of the Class A, Class M-1, Class M-2,
                             Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
                             M-9 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                             o      the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A, Class M-1, Class M-2, Class
                                    M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
                                    M-9 Principal Distribution Amounts; and

                             o      the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                                    Certificates (after taking into account the payment of the Class A,
                                    Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                    Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts for
                                    that Distribution Date) and (2) the certificate principal balance of the Class B-1 Certificates immediately prior to that Distribution
                                    Date over (B) the lesser of (x) the product of (1) the applicable
                                    Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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SUBORDINATION
PERCENTAGE:                  As to any class of Class A, Class M or Class B-1 Certificates, the respective approximate percentage set forth below:

                                    ----------------------------------------------------------------
                                                             EXPECTED RATING
                                          CLASS               (MOODY'S/S&P)        SUBORDINATION %
                                    ----------------------------------------------------------------
                                          Class A                Aaa/AAA               61.10%
                                    ----------------------------------------------------------------
                                         Class M-1               Aa1/AA+               68.00%
                                    ----------------------------------------------------------------
                                         Class M-2               Aa2/AA                74.10%
                                    ----------------------------------------------------------------
                                         Class M-3               Aa3/AA                78.00%
                                    ----------------------------------------------------------------
                                         Class M-4               A1/AA-                81.30%
                                    ----------------------------------------------------------------
                                         Class M-5                A2/A+                84.70%
                                    ----------------------------------------------------------------
                                         Class M-6                A3/A                 87.60%
                                    ----------------------------------------------------------------
                                         Class M-7               Baa1/A-               90.10%
                                    ----------------------------------------------------------------
                                         Class M-8              Baa2/BBB               92.10%
                                    ----------------------------------------------------------------
                                         Class M-9              Baa3/BBB-              94.10%
                                    ----------------------------------------------------------------
                                         Class B-1               Ba1/BB+               96.10%
                                    ----------------------------------------------------------------

SUBSEQUENT RECOVERIES:       Subsequent Recoveries mean any amount (net of reimbursable expenses) received on the Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

ALLOCATION OF LOSSES:        Any realized losses will be allocated or covered as follows:

                             (i)    By the Excess Cash Flow for the related Distribution Date;

                             (ii)   By reduction of the  Overcollateralization  Amount, until reduced to zero (as further described in the prospectus supplement);

                             (iii)  To the Class B-1 Certificates, until reduced to zero;

                             (iv)   To the Class M-9 Certificates, until reduced to zero;

                             (v)    To the Class M-8 Certificates, until reduced to zero;

                             (vi)   To the Class M-7 Certificates, until reduced to zero;

                             (vii)  To the Class M-6 Certificates, until reduced to zero;

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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                             (viii) To the Class M-5 Certificates, until reduced to zero;

                             (ix)   To the Class M-4 Certificates, until reduced to zero;

                             (x)    To the Class M-3 Certificates, until reduced to zero;

                             (xi)   To the Class M-2 Certificates, until reduced to zero;

                             (xii)  To the Class M-1 Certificates, until reduced to zero; and

                             (xiii) To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
PROSPECTUS:                  The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement (together, the "Preliminary
                             Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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                           YIELD MAINTENANCE AGREEMENT

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with Deutsche Bank AG, New York Branch (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield
Maintenance Agreement will be made based on (i) an amount equal to the lesser of
(a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A, Class M and Class B-1 Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.600% beginning with the Distribution Date in March 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in January 2011.

-------------------------------------------------------------------------------------------------------------------
             NOTIONAL BALANCE             NOTIONAL BALANCE             NOTIONAL BALANCE               NOTIONAL
   PERIOD           ($)          PERIOD          ($)          PERIOD          ($)         PERIOD     BALANCE ($)
-------------------------------------------------------------------------------------------------------------------

     1        745,180,000.00       19      445,521,201.47       37      177,563,709.19      55      87,060,635.45
     2        741,630,189.83       20      428,729,537.32       38      176,622,919.70      56      83,456,706.93
     3        734,468,415.92       21      412,155,924.39       39      169,385,660.79      57      80,002,530.44
     4        725,197,219.14       22      393,418,774.12       40      162,457,435.31      58      76,691,638.48
     5        713,822,983.97       23      366,297,734.79       41      155,824,621.68      59      73,516,970.13
     6        700,363,068.64       24      341,173,272.07       42      149,477,222.59
     7        684,859,710.73       25      317,916,974.11       43      143,399,530.12
     8        667,361,777.97       26      296,575,789.72       44      137,579,698.76
     9        647,944,178.35       27      278,250,244.16       45      132,006,415.68
     10       627,158,697.70       28      266,052,771.15       46      126,668,876.41
     11       605,170,041.76       29      254,384,947.73       47      121,556,761.63
     12       582,501,141.64       30      243,223,197.48       48      116,660,256.14
     13       560,671,744.48       31      232,557,169.88       49      111,969,900.71
     14       539,650,484.65       32      222,351,970.68       50      107,476,702.88
     15       519,402,719.71       33      212,587,107.88       51      103,114,064.95
     16       499,886,480.81       34      203,243,019.05       52       98,840,211.73
     17       481,075,212.70       35      194,301,035.64       53       94,745,138.54
     18       462,962,221.99       36      185,748,996.68       54       90,821,084.63
-------------------------------------------------------------------------------------------------------------------

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

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                              JPMORGAN CONTACT LIST

---------------------------------------------    -------------------------------
      NORTH AMERICAN ABS - HOME EQUITY                SYNDICATE/SALES DESK
---------------------------------------------    -------------------------------
ORIGINATION:  Brian Bernard        834-5372       Brian McDonald      834-4154
              Paul White           834-5440       Andy Cherna         834-4154
              Tom Roh              834-5936       Randall Outlaw      834-4154
              Parissa Monadjemi    834-5727       Melissa Traylor     834-4154
              Swapna Putcha        834-5435
              Kathryn Bauer        834-9986
              Shilla Kim-Parker    834-5006

STRUCTURING:  Alissa Smith         834-5432

    TRADING:  Bob Miller           834-2428
              Raj Kothari          834-3339
              Kevin Lynn           834-5412
              Osmin Rivera         834-2151

RATING AGENCY CONTACT LIST

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MOODY'S:         Wioletta Frankowicz               212-553-1019
S&P:             Natalia M. Skuthan                212-438-8012

------------------------------------------------------------------------

                       PLEASE DIRECT ALL QUESTIONS TO THE
                            SYNDICATE DESK (X4-4154)

                                 BRIAN MCDONALD
                                   ANDY CHERNA
                                 RANDALL OUTLAW
                                 MELISSA TRAYLOR

------------------------------------------------------------------------

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. THIS PAGE MUST
BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

JPMORGAN [LOGO]

                                        23